As filed with the Securities and Exchange Commission on November 12, 2008

Registration No. 333-48469

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPEX CORPORATION

(formerly Ampex Incorporated)

(Exact name of registrant as specified in its charter)

Delaware	13-3667696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1228 Douglas Avenue

Redwood City, CA 94063

(650) 367-4111

(Address of principal executive offices, including zip code)

Joel D. Talcott, Esq.

Ampex Corporation

1228 Douglas Avenue

Redwood City, CA 94063

(650) 367-3330

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: As soon as possible following the original effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer ☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

This Post-Effective Amendment No. 1 to Form S-4 Registration Statement amends the Form S-4 Registration Statement (File No. 333-48469) filed on March 20, 1998 by Ampex Corporation (the “Company”) to register the exchange of $30 million of its 12% Senior Notes due 2003, Series B (the “Exchange Notes”) for an equal principal amount of its then-outstanding 12% Senior Notes due 2003 (the “Old Notes” and, together with the Exchange Notes, the “Notes”).

On March 30, 2008, the Company and certain of its U.S. subsidiaries (together, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 08-11094). On July 31, 2008, the Bankruptcy Court confirmed the Debtors’ First Modified Third Amended Joint Plan of Reorganization dated July 31, 2008 (the “Plan of Reorganization”). On October 3, 2008, all conditions to consummation of the Plan of Reorganization were satisfied or waived, the Plan of Reorganization became effective and the Company emerged from chapter 11. All of the Old Notes and Exchange Notes were cancelled on or prior to the effectiveness of the Plan on October 3, 2008.

The Company hereby removes from registration all of the Notes which have not been exchanged under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on November 12, 2008.

AMPEX CORPORATION

By:	/s/ D. Gordon Strickland
D. Gordon Strickland Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ D. Gordon Strickland D. Gordon Strickland	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2008

/s/ Christopher Lake Christopher Lake	Vice President, Chief Financial Officer and Treasurer (Principal Chief Financial Officer)	November 12, 2008

/s/ Ramon C. H. Venema Ramon C. H. Venema	Vice President (Controller and Principal Accounting Officer)	November 12, 2008

/s/ Donald L. Hawks III Donald L. Hawks III	Director	November 12, 2008

/s/ Raymond F. Weldon Raymond F. Weldon	Director	November 12, 2008

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